                                                                    EXHIBIT 99.1


              ESPEED REPORTS STRONG FIRST QUARTER 2004 FULLY TAXED
                  OPERATING EPS OF $0.19 AND GAAP EPS OF $0.18

           FIRST QUARTER PRE-TAX OPERATING EARNINGS PER SHARE OF $0.31
                 INCREASE 72 PERCENT AND QUARTERLY REVENUES GROW
                   31 PERCENT YEAR OVER YEAR TO $44.6 MILLION

                 COMPANY REITERATES GUIDANCE FOR FULL YEAR 2004

NEW YORK - May 3, 2004 - eSpeed, Inc. (NASDAQ:ESPD), the leading developer of electronic trading technology, today reported results for the first quarter ended March 31, 2004.

EARNINGS

eSpeed reported net income of $10.7 million, or $0.18 per diluted share, for the first quarter 2004 on a Generally Accepted Accounting Principles (GAAP) basis. To reflect earnings generated from the Company's operations, eSpeed also reports operating income. For the same period, the Company reported fully taxed operating income of $11.0 million, or $0.19 per diluted share. The difference between fully taxed operating income and GAAP net income was a $0.3 million non-cash charge for business partner securities. For comparative purposes, eSpeed reported pre-tax operating income of $18.0 million, or $0.31 per diluted share, in the first quarter 2004, compared to $10.1 million in pre-tax operating income, or $0.18 per diluted share reported in the first quarter 2003, 78 percent and 72 percent increases respectively.

REVENUES

eSpeed's total revenues for the first quarter 2004 were $44.6 million, 31 percent higher than total revenues of $34.0 million for the first quarter 2003. First quarter 2004 fully electronic revenues were $30.5 million, up 36 percent compared to $22.5 million in the first quarter 2003. Total revenues from Software Solutions in the first quarter 2004 were $7.1 million versus $5.8 million in the first quarter 2003, an increase of 22 percent.

First quarter 2004 pre-tax operating margins grew to 40.3 percent versus 29.6 percent in the first quarter 2003 and compared to 36.9 percent in the fourth quarter 2003.

Howard W. Lutnick, Chairman & CEO of eSpeed, commented, "We are proud to have reported strong top and bottom line results this quarter. Our pre-tax operating margin of over 40 percent for the first quarter clearly demonstrates the strength and leverage of our business model."

VOLUME & TRANSACTIONS

Fully electronic volume for the first quarter 2004 was $8.3 trillion, a 22 percent increase over $6.8 trillion for the first quarter 2003. eSpeed's total electronic volume, including fully electronic and voice-assisted transactions, for the first quarter 2004 was $11.9 trillion, up 27 percent from $9.4 trillion in the first quarter 2003. This growth compares to a 26 percent increase in US Treasury volume as reported by the Federal Reserve over the same period. Average daily Federal Reserve US Treasury volume was $481 billion for the first quarter.

Lee Amaitis, Vice Chairman of eSpeed, commented, "The continued success of our Price Improvement product enhancement was illustrated in the solid growth we saw this quarter in both revenues and volumes. We will continue to add value to our clients' execution capabilities with the introduction this quarter of our product enhancement Better Fill. We are excited to be able to offer additional proprietary trading tools that can improve the quality of our customers' trade executions and their profitability."

Fully electronic notional volume for new products, which we define as mortgage-backed securities, foreign exchange, interest rate swaps, and futures, was $133 billion in the first quarter 2004, compared to $21 billion in the fourth quarter 2003. Volume for the eSpeed Equities direct access product was 85 million shares in the first quarter 2004, up from 56 million shares in the fourth quarter 2003. This is the first time eSpeed has reported these new metrics.

Additionally, the Company announced that it launched its U.S. Treasury repos product in early April. Data regarding this new product rollout will be reported with new product volume beginning in the second quarter.

Mr. Amaitis continued, "We are aggressively launching new products including repos, and while we are in the early stages of these initiatives, we are pleased to offer increased transparency into our new product volumes. As expected, no single new product has yet reached traction, but we are encouraged by our results over the last two quarters."

FREE CASH FLOW & CASH

The Company generated free cash flow of $2.4 million for the first quarter 2004. Excluding related party receivables and payables, free cash flow for the first quarter was $5.9 million. This free cash flow is net of a $7.2 million purchase of fixed assets. The Company is entitled to receive $19.5 million of replacement insurance related to September 11, 2001.

As of March 31, 2004, eSpeed's cash and cash equivalents was approximately $233 million.

OUTLOOK

The Company is maintaining its previously stated guidance for the full year 2004. eSpeed continues to expect to generate revenues in excess of $185 million and expects its pre-tax operating margins to exceed 41 percent for the full year 2004. eSpeed anticipates that its incremental margins will exceed 75 percent for the full year 2004. Operating earnings after tax for 2004 are expected to be in a range of $0.80 to $0.84 per diluted share. This guidance is based on the Company's expectations that average daily Federal Reserve US Treasury volume will be between $490 and $510 billion for the full year 2004.

For the second quarter 2004, eSpeed expects operating earnings to be in the range of $0.19 to $0.20 per share diluted and after-tax. This guidance is based on the Company's expectations that the average daily Federal Reserve US Treasury volume will be between $490 and $510 billion for the second quarter 2004.

In conclusion, Mr. Lutnick added, "As we look ahead for the rest of 2004, we remain confident in eSpeed's leadership position in US Treasuries, continue to have high expectations about the increased acceptance of our product enhancements, and are committed to successfully rolling out new products. To further ensure our success, we have strengthened our management team with the additions of Kevin Foley, our new President, and Paul Saltzman, our new Chief Operating Officer. With Kevin's extensive career that has been focused largely on the convergence of financial products and trading technology, along with his expertise in foreign exchange and equities, and Paul's relationships and experience in the fixed income markets, they are uniquely qualified to make a significant contribution toward our growth in new products and in our company."

NON-GAAP FINANCIAL MEASURES

To supplement eSpeed's consolidated financial statements presented in accordance with GAAP and to better reflect the Company's quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, income before income tax provision, net income and earnings per share, which are adjusted to exclude certain non-operating expenses and gains. In addition, the Company provides a computation of free cash flows. These non-GAAP financial measurements do not replace the presentation of eSpeed's GAAP financial results but are provided to improve overall understanding of the Company's current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company's financial condition and results from operations. In addition, eSpeed's management uses these measures for reviewing the Company's financial results and evaluating eSpeed's financial performance. In the first quarter 2004, the difference between GAAP net income and non-GAAP net operating income was $0.3 million.

ABOUT ESPEED, INC.

eSpeed, Inc. (NASDAQ: ESPD), is the leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

Statements contained in this Press Release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the effects of the attacks on the World Trade Center, market volatility, the limited operating history of eSpeed, Inc., and its ability to enter into marketing and strategic alliances, to effectively manage its growth, to expand the use of its electronic systems and to induce clients to use its marketplaces and services, and other factors that are discussed in eSpeed's Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

CONTACTS:

INVESTORS:
Maureen Murphy
212.610.2430

MEDIA:
Tom Ryan
212.610.2425

                          ESPEED, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (In thousands, except share data)


                                                                                 MARCH 31, 2004     DECEMBER 31, 2003
                                                                                 --------------     -----------------
                                                                                   (UNAUDITED)
Assets
Cash and cash equivalents                                                           $ 232,988           $ 228,500
Fixed assets, net                                                                      41,638              34,467
Investments                                                                            12,317              11,449
Intangible assets, net                                                                 18,380              18,927
Receivable from related parties                                                           756               1,518
Other assets                                                                            3,119               2,707
                                                                                    ---------           ---------
                  Total assets                                                      $ 309,198           $ 297,568
                                                                                    =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Payable to related parties                                                            $ 2,064             $ 6,323
Accounts payable and accrued liabilities                                               21,991              19,560
                                                                                    ---------           ---------
                  Total liabilities                                                    24,055              25,883
                                                                                    ---------           ---------


Stockholders' Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized, 600 and 8,000,600 shares issued and outstanding at March 31, 2004
   and December 31, 2003, respectively                                                     --                  80
Class A common stock, par value $.01 per share;  200,000,000 shares authorized; 32,400,724 and 30,953,867 shares issued at March 31, 2004
   and December 31, 2003, respectively                                                    324                 310
Class B common stock, par value $.01 per share; 100,000,000 shares authorized; 23,889,270 and 25,139,270 shares issued and outstanding at
   March 31, 2004 and December 31, 2003, respectively                                     239                 251
Additional paid-in capital                                                            289,988             287,593
Unamortized expense of business partner and non-employee securities                      (748)             (1,192)
Treasury stock, at cost: 186,399 shares of Class A common
   March 31, 2004 and December 31, 2003, respectively                                  (2,094)             (2,094)
Accumulated deficit                                                                    (2,566)            (13,263)
                                                                                    ---------           ---------
                  Total stockholders' equity                                          285,143             271,685
                                                                                    ---------           ---------
Total liabilities and stockholders' equity                                          $ 309,198           $ 297,568
                                                                                    =========           =========

                          ESPEED, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (unaudited)
                      (in thousands, except per share data)

                                                                                            THREE MONTHS ENDED MARCH 31,
                                                                                        -----------------------------------
                                                                                             2004                   2003
                                                                                        --------------           ----------
Revenues:
     Transaction revenues with related parties
           Fully electronic transactions                                                   $ 30,527               $ 22,510
           Voice-assisted brokerage transactions                                              6,026                  5,161
           Screen-assisted open outcry transactions                                             231                     49
                                                                                           --------               --------
       Total transaction revenues with related parties                                       36,784                 27,720
     Software Solutions fees from related parties                                             4,112                  3,650
     Software Solutions and licensing fees from unrelated parties                             2,998                  2,131
     Interest income                                                                            744                    542
                                                                                           --------               --------
           Total revenues                                                                    44,638                 34,043
                                                                                           --------               --------
Expenses:
     Compensation and employee benefits                                                       9,315                  8,844
     Occupancy and equipment                                                                  8,482                  7,177
     Professional and consulting fees                                                           933                  1,111
     Communications and client networks                                                       1,613                  1,594
     Marketing                                                                                  386                    334
     Administrative fees to related parties                                                   2,957                  2,578
     Other                                                                                    2,947                  2,320
                                                                                           --------               --------
           Total operating expenses                                                          26,633                 23,958
                                                                                           --------               --------
Pre-tax operating income                                                                     18,005                 10,085
Income tax provision (benefit)                                                                7,039                    (95)
                                                                                           --------               --------
Net operating income                                                                         10,966                 10,180
                                                                                           --------               --------
Non-operating (loss):
     Amortization of business partner and non-employee securities, net of tax                  (271)                  (705)
                                                                                           --------               --------
           Total non-operating (loss)                                                          (271)                  (705)
                                                                                           --------               --------
GAAP net income                                                                            $ 10,695                $ 9,475
                                                                                           ========               ========
Per share data:
     Basic pre-tax operating income per share                                                $ 0.32                 $ 0.18
     Basic tax (provision) benefit per share                                                $ (0.13)                $ 0.00
                                                                                           --------               --------
     Basic net operating income per share                                                    $ 0.20                 $ 0.18

     Basic non-operating (loss) per share                                                   $ (0.00)               $ (0.01)
                                                                                           --------               --------
     Basic GAAP earnings per share                                                           $ 0.19                 $ 0.17
                                                                                           ========               ========
     Diluted pre-tax operating income per share                                              $ 0.31                 $ 0.18
     Diluted tax (provision) benefit per share                                              $ (0.12)                $ 0.00
                                                                                           --------               --------
     Diluted net operating income per share                                                  $ 0.19                 $ 0.18
     Diluted non-operating (loss) per share                                                 $ (0.00)               $ (0.01)
                                                                                           --------               --------
     Diluted GAAP earnings per share                                                         $ 0.18                 $ 0.17
                                                                                           ========               ========
     Basic weighted average shares of common stock outstanding                               56,074                 55,096
                                                                                           ========               ========
     Diluted weighted average shares of common stock outstanding                             58,253                 57,372
                                                                                           ========               ========
Additional data:
     Pre-tax operating margin                                                                 40.3%                  29.6%
                                                                                           ========               ========

                          ESPEED, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)
                      (in thousands, except per share data)


                                                                                    THREE MONTHS ENDED MARCH 31,
                                                                              -----------------------------------
                                                                                   2004                   2003
                                                                              ------------             ----------
Revenues:
     Transaction revenues with related parties
           Fully electronic transactions                                         $ 30,527               $ 22,510
           Voice-assisted brokerage transactions                                    6,026                  5,161
           Screen-assisted open outcry transactions                                   231                     49
                                                                                 --------               --------
       Total transaction revenues with related parties                             36,784                 27,720
     Software Solutions fees from related parties                                   4,112                  3,650
     Software Solutions and licensing fees from unrelated parties                   2,998                  2,131
     Interest income                                                                  744                    542
                                                                                 --------               --------
           Total revenues                                                          44,638                 34,043
                                                                                 --------               --------
Expenses:
     Compensation and employee benefits                                             9,315                  8,844
     Occupancy and equipment                                                        8,482                  7,177
     Professional and consulting fees                                                 933                  1,111
     Communications and client networks                                             1,613                  1,594
     Marketing                                                                        386                    334
     Administrative fees to related parties                                         2,957                  2,578
     Amortization of business partner and non-employee securities                     444                    705
     Other                                                                          2,947                  2,320
                                                                                 --------               --------
           Total expenses                                                          27,077                 24,663
                                                                                 ---------              --------
Income before income tax provision                                                 17,561                  9,380
Income tax provision (benefit)                                                      6,866                    (95)
                                                                                 ---------              --------
Net income                                                                       $ 10,695                $ 9,475
                                                                                 =========              ========
Per share data:
     Basic earnings per share                                                      $ 0.19                 $ 0.17
                                                                                 =========              ========
     Diluted earnings per share                                                    $ 0.18                 $ 0.17
                                                                                 =========              ========
     Basic weighted average shares of common stock outstanding                     56,074                 55,096
                                                                                 =========              ========
     Diluted weighted average shares of common stock outstanding                   58,253                 57,372
                                                                                 =========              ========

                           ESPEED, INC. & SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (in thousands)

                                                                                         THREE MONTHS ENDED MARCH 31,
                                                                                        2004                    2003
                                                                                      --------                -------
Cash flows from operating activities:
         Net income                                                                   $ 10,695               $  9,475
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
         Depreciation and amortization                                                   5,376                  3,963
         Amortization of business partner and non-employee securities                      444                    705
         Equity in net loss of unconsolidated investments                                  (29)                    33
         Deferred income tax expense                                                        63                     --
         Tax benefit from stock option and warrant exercises                               791                     --
         Issuance of securities under employee benefit plan                                 30                    100

Changes in operating assets and liabilities:
         Receivable from related parties                                                   762                 (4,811)
         Other assets                                                                   (1,450)                (1,179)
         Payable to related parties                                                     (4,259)               (16,129)
         Accounts payable and accrued expenses                                           2,372                 (2,158)
                                                                                      --------               --------
         Net cash provided by (used in) operating activities                            14,795                (10,001)
                                                                                      --------               --------

Cash flows from investing activities:
         Purchase of fixed assets                                                       (7,226)                  (636)
         Sale of fixed assets                                                               --                  2,752
         Capitalization of software development costs                                   (3,896)                (3,204)
         Capitalization of patent defense and registration costs                          (877)                  (286)
         Purchase of investment                                                           (360)                    --
                                                                                      --------               --------
         Net cash used in investing activities                                         (12,359)                (1,374)
                                                                                      --------               --------
Cash flows from financing activities:
         Repurchase of Class A common stock                                                  -                 (1,872)
         Proceeds from exercises of stock options and warrants                           1,495                    363
         Receivable from broker on stock option exercises                                  557                      -
                                                                                      --------               --------
         Net cash provided by (used in) financing activities                             2,052                 (1,509)
                                                                                      --------               --------
Net increase (decrease) in cash and cash equivalents                                     4,488                (12,884)
                                                                                      --------               --------
Cash and cash equivalents at beginning of period                                       228,500                187,999
                                                                                      --------               --------
Cash and cash equivalents at end of period                                            $232,988               $175,115
                                                                                      ========               ========

                      ESPEED, INC. & SUBSIDIARIES
                COMPUTATION OF CONSOLIDATED FREE CASH FLOWS (unaudited)
                            (in thousands)

                                                                             THREE MONTHS ENDED MARCH 31,
                                                                                2004            2003
                                                                                ----            ----
Pre-tax operating income                                                      $ 18,005        $ 10,085

Depreciation and amortization                                                    5,376           3,963
Other non-cash items                                                                 1             133
                                                                              --------        --------
Pre-tax operating income adjusted for depreciation, amortization and other      23,382          14,181
                                                                              --------        --------
Income tax (provision) benefit on operating income                              (7,039)             95
Income tax benefit on non-operating loss                                           173              --
Deferred income tax expense                                                         63              --
Tax benefit from stock option and warrant exercises                                791              --
Income taxes paid                                                                1,601              --
                                                                              --------        --------
(Increase) decrease in current income tax payable                               (4,411)             95

Changes in related party receivable and payable, net                            (3,497)        (20,940)
Changes in other operating assets and liabilities, net                            (679)         (3,337)
                                                                              --------        --------
       Net cash provided by (used in) operating activities                      14,795         (10,001)
                                                                              --------        --------
Purchase of fixed assets                                                        (7,226)           (636)
Sale of fixed assets                                                                 -           2,752
Capitalization of software development costs                                    (3,896)         (3,204)
Capitalization of patent defense and registration costs                           (877)           (286)
Purchase of investment                                                            (360)             --
                                                                              --------        --------
       Free cash flows                                                           2,436         (11,375)
                                                                              --------        --------
Related party receivable and payable, net                                        3,497          20,940
                                                                              --------        --------
       Free cash flows, net of related party activity                          $ 5,933         $ 9,565
                                                                              ========        ========

                          ESPEED, INC. AND SUBSIDIARIES
        RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP (unaudited)

                                                                             THREE MONTHS ENDED MARCH 31,
                                                                             ----------------------------
                                                                                 2004            2003
                                                                             -------------   ------------
Revenues                                                                       $ 44,638        $34,043
                                                                               --------        -------
GAAP revenues                                                                  $ 44,638        $34,043
                                                                               --------        -------
Operating expenses                                                             $ 26,633        $23,958
Amortization of business partner and non-employee securities [a]                  $ 444          $ 705
                                                                               --------        -------
GAAP expenses                                                                  $ 27,077        $24,663
                                                                               --------        -------
Pre-tax operating income                                                         18,005         10,085
Sum of reconciling items = - [a]                                                   (444)          (705)
                                                                               --------        -------
GAAP income before income tax provision                                        $ 17,561        $ 9,380
                                                                               --------        -------
Income tax provision (benefit)                                                 $  7,039        $   (95)
Income tax benefit on non-operating loss [b]                                       (173)            --
                                                                               --------        -------
GAAP income tax provision                                                      $  6,866        $   (95)
                                                                               --------        -------
Net operating income                                                           $ 10,966        $10,180
Sum of reconciling items = [a] + [b]                                               (271)          (705)
                                                                               --------        -------
GAAP net income                                                                $ 10,695        $ 9,475
                                                                               ========        =======

ESPEED, INC. AND SUBSIDIARIES
QUARTERLY MARKET ACTIVITY REPORT

                                                                                                            % Change     % Change
                                            ----------------------------------------------------------------------------------------
                                               1Q03         2Q03        3Q03        4Q03**      1Q04     1Q04 vs 4Q03  1Q04 vs 1Q03
                                            ------------------------------------------------------------
VOLUME (IN BILLIONS)
--------------------
Fully Electronic Volume - Excluding
   New Products                                  6,778        7,781       9,610       7,535       8,209        8.9%        21.1%

Fully Electronic Volume - New Products*            N/A          N/A         N/A          21         133      535.6%            -
Voice-Assisted Volume                            2,592        2,662       2,825       2,756       3,586       30.1%        38.4%
                                                 -----        -----       -----       -----       -----       ----         ----
   Total Electronic Volume                       9,369       10,443      12,435      10,312      11,928       15.7%        27.3%
                                                 =====       ======      ======      ======      ======       ====         ====

ELECTRONIC TRANSACTION COUNT
Fully Electronic Transactions -
   Excluding New Products                    1,079,595    1,194,625   1,465,263   1,208,331   1,264,612        4.7%        17.1%

Fully Electronic Transactions -
  New Products*                                    N/A          N/A         N/A       6,242      23,996      284.4%            -
Voice-Assisted Transactions                    151,770      148,223     157,901     149,181     175,036       17.3%        15.3%
                                             ---------    ---------   ---------   ---------   ---------        ---         ----
   Total Transactions                        1,231,365    1,342,848   1,623,164   1,363,754   1,463,644        7.3%        18.9%
                                             =========    =========   =========   =========   =========        ===         ====

eSpeed Equities Direct Access (Number of     ---------    ---------   ---------   ---------   ---------        ---         ----
   Shares Traded In Millions)                      N/A          N/A         N/A          56          85       51.4%            -
                                             =========    =========   =========   =========   =========        ===         ====

Trading Days                                        61           63          64          62          62

--------------------------------------------------------------------------------
                                  Trading Days
--------------------------------------------------------------------------------
                                      2004
                                      ----

           Q1                  Q2                Q3                Q4
           --                  --                --                --
           62                  63                64                62

                                      2003
                                      ----
           Q1                  Q2                Q3                Q4
           --                  --                --                --
           61                  63                64                62
--------------------------------------------------------------------------------

* New Products defined as Mortgage-Backed Securities, Foreign Exchange, Interest Rate Swaps, and CBOT Futures. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

**   Modification in our calculation based on recognition of new product volume.

Global Interest Rate Futures Volume (1)
            CBOT - US Treasury Contracts       60,743,312   71,290,686   83,851,953   72,558,944   85,432,539      17.7%    40.6%
            CME - Euro $ Contracts             44,124,452   55,958,592   56,273,797   52,414,323   59,434,778      13.4%    34.7%
            EUREX - Bund Contracts             65,864,492   63,455,364   63,377,019   51,717,399   62,145,662      20.2%    (5.6%)

Fed UST Volume (in billions) (2)
            UST Volume                             23,740       28,319       30,590       26,189       29,843      13.9%    25.7%
            Average Daily UST Volume                  389          450          478          422          481      13.9%    23.7%

NYSE  - Volume (shares traded)
   - in millions (3)                               86,585       92,981       87,303       85,529       95,386      11.5%    10.2%
   Transaction Value - in millions              2,173,033    2,497,359    2,475,689    2,546,235    2,970,628      16.7%    36.7%

NASDAQ  - Volume (shares traded)
   - in millions (4)                               88,636      112,524      110,672      112,636      126,314      12.1%    42.5%
            Transaction Value - in millions     1,390,364    1,739,506    1,896,887    2,030,335    2,312,291      13.9%    66.3%

Sources:    (1) Futures Industry Association - Monthly Volume Report -
                (www.cbot.com, www.cme.com, www.eurexchange.com)
            (2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank
            (3) NYSE - www.nyse.com
            (4) NASDAQ - www.marketdata.nasdaq.com

--------------------------------------------------------     -----------------------------------------------------------------------
Fiscal Year 2003                Jan'03   Feb'03   Mar'03     Fiscal Year 2004                         Jan'04      Feb'04      Mar'04

Volume Data (in billions)                                    Volume Data (in billions)
            Fully Electronic     2,309    1,906    2,564                           Fully Electronic    2,982       2,464       2,897
            Voice                  864      810      917                           Voice               1,144       1,146       1,296
            Total                3,173    2,716    3,481                           Total               4,126       3,610       4,192

Transaction Count                                            Transaction Count
            Fully Electronic   370,992  305,296  403,307                           Fully Electronic  449,197     379,084     460,327
            Voice               49,801   48,449   53,520                           Voice              57,178      54,485      63,373
            Total              420,793  353,745  456,827                           Total             506,375     433,569     523,700

Trading Days                        21       19       21     Trading Days                                 20          19          23
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